Exhibit 99.1

Hewlett Packard Enterprise
1701 E. Mossy Oaks Road
Spring, TX 77389-1767

hpe.com

News Release Hewlett Packard Enterprise reports fiscal 2025 first quarter results Delivered year-over-year revenue and EPS growth

HOUSTON – March 6, 2025 – Hewlett Packard Enterprise (NYSE: HPE) today announced financial results for the first quarter ended January 31, 2025.
“HPE achieved our fourth consecutive quarter of year-over-year revenue growth, increasing revenue by double digits in Q1,” said Antonio Neri, president and CEO of Hewlett Packard Enterprise. “I am particularly proud of the exciting innovation we introduced in the quarter, which was met with customer enthusiasm. HPE has a proven track record of consistent, disciplined execution, but we could have executed better in some areas in the quarter. I am confident in our ability to keep winning in the market, which will, in turn, drive shareholder returns.”

“We are pleased that we met our revenue guidance estimate as we navigated the quarter,” said Marie Myers, executive vice president and CFO of Hewlett Packard Enterprise. “We took actions in the quarter to streamline costs, which helped us offset other impacts to profitability. We continue to align our strategy and execution with long-term growth trends that will fuel our performance.”

First Quarter Fiscal 2025 Financial Results
•Revenue: $7.9 billion, up 16% from the prior-year period in actual dollars and 17% in constant currency(1)
•Annualized revenue run-rate (“ARR”)(2): $2.1 billion, up 45% from the prior-year period in actual dollars and 46% in constant currency(1)
•Gross margins:
◦GAAP of 29.2%, down 720 basis points from the prior-year period and down 160 basis points sequentially
◦Non-GAAP(1) of 29.4%, down 680 basis points from the prior-year period and down 150 basis points sequentially

•Diluted net earnings per share (“EPS”):
◦GAAP of $0.44, up 52% from the prior-year period and down 56% sequentially, above our guidance range of $0.31 and $0.36
◦Non-GAAP(1) of $0.49, up 2% from the prior-year period and down 16% sequentially, within our guidance range of $0.47 to $0.52
•Cash flow from operations: $(390) million, a decrease of $454 million from the prior-year period
•Free cash flow (“FCF”)(1)(3): $(877) million, a decrease of $395 million from the prior-year period
•Capital returns to common shareholders: $223 million in the form of dividends and share repurchases

First Quarter Fiscal 2025 Segment Results
•Server revenue was $4.3 billion, up 29% from the prior-year period in actual dollars and up 30% in constant currency(1), with 8.1% operating profit margin, compared to 11.4% from the prior-year period.
•Intelligent Edge revenue was $1.1 billion, down 5% from the prior-year period in actual dollars and 4% in constant currency(1), with 27.4% operating profit margin, compared to 29.4% in the prior-year period.
•Hybrid Cloud revenue was $1.4 billion, up 10% from the prior-year period in actual dollars and 11% in constant currency(1), with 7.0% operating profit margin, compared to 4.0% from the prior-year period.
•Financial Services revenue was $873 million, flat from the prior-year period in actual dollars and up 1.6% in constant currency(1), with 9.4% operating profit margin, compared to 8.5% from the prior-year period. Net portfolio assets of $13.0 billion, down 2% from the prior-year period in actual dollars and up 1% in constant currency(1). The business delivered return on equity of 16.4%, up 1 point from the prior-year period.
Dividend
The HPE Board of Directors declared a regular cash dividend of $0.13 per share on the company’s common stock, payable on or about April 18, 2025, to stockholders of record as of the close of business on March 21, 2025.
Fiscal 2025 Second Quarter Outlook
HPE estimates revenue to be in the range of $7.2 billion and $7.6 billion. HPE estimates GAAP diluted net EPS to be in the range of $0.08 to $0.14 and non-GAAP diluted net EPS(1) to be in the range of $0.28 to $0.34. Fiscal 2025 second quarter non-GAAP diluted net EPS estimate excludes net after-tax adjustments of approximately $0.20 per diluted share primarily related to a cost reduction program, stock-based compensation, acquisition, disposition and other charges, amortization of intangible assets, and H3C divestiture related severance costs.

Fiscal 2025 Outlook
HPE estimates fiscal 2025 revenue growth of 7% to 11%, in constant currency(1)(5), and fiscal 2025 GAAP operating profit growth to be in the range of negative 24% to negative 9% and non-GAAP operating profit(1)(4) growth to be negative 10% to 0%. HPE estimates GAAP diluted net EPS(6) to be in the range of $1.15 and $1.35 and non-GAAP diluted net EPS(1) to be in the range of $1.70 to $1.90. Fiscal 2025 non-

GAAP diluted net EPS estimate excludes net after-tax adjustments of approximately $0.55 per diluted share, primarily related to stock-based compensation expense, a cost reduction program, acquisition, disposition and other charges, amortization of intangible assets, and H3C divestiture related severance costs. HPE estimates free cash flow(1)(3)(5) of approximately $1 billion.

Juniper Networks Proposed Transaction Update
On January 30, 2025, the U.S. Department of Justice filed a complaint in the United States District Court for the Northern District of California seeking to block the proposed merger of HPE and Juniper Networks, Inc. On February 10, 2025, HPE and Juniper filed answers to the Department of Justice’s complaint disputing those claims. The court set a trial commencement date of July 9, 2025. HPE intends to vigorously defend against the Department of Justice’s overreaching interpretation of antitrust laws and will demonstrate how the transaction will provide customers with greater innovation and choice, positively change the dynamics in the networking market by enhancing competition, and strengthen the backbone of U.S. networking infrastructure.

1 A description of HPE’s use of non-GAAP financial information is provided below under “Use of non-GAAP financial information and key performance metrics.”
2 Annualized Revenue Run-Rate (“ARR”) is a financial metric used to assess the growth of the Consumption Services offerings. ARR represents the annualized revenue of all net HPE GreenLake cloud services revenue, related financial services revenue (which includes rental income from operating leases and interest income from finance leases), and software-as-a-Service, software consumption revenue, and other as-a-Service offerings, recognized during a quarter and multiplied by four. We use ARR as a performance metric. ARR should be viewed independently of net revenue and is not intended to be combined with it.
3 Free cash flow represents cash flow from operations, less net capital expenditures (investments in property, plant & equipment (“PP&E”) and software assets less proceeds from the sale of PP&E), and adjusted for the effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash.
4 FY25 non-GAAP operating profit excludes costs of approximately $1.2 billion primarily related to stock-based compensation, a cost reduction program, acquisition, disposition and other charges, amortization of intangible assets, and H3C divestiture related severance costs.
5 Hewlett Packard Enterprise provides certain guidance on a non-GAAP basis. In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, Hewlett Packard Enterprise is unable to provide a reconciliation to the most directly comparable GAAP financial measure without unreasonable efforts, as the Company cannot predict some elements that are included in such directly comparable GAAP financial measure. These elements could have a material impact on the Company’s reported GAAP results for the guidance period. Refer to the discussion of non-GAAP financial measures below for more information.
6 On March 6, 2025, HPE announced a cost reduction program intended to reduce structural operating costs and continue advancing its ongoing commitment to profitable growth. The program is expected to be implemented through fiscal year 2026 and deliver gross savings of approximately $350 million by fiscal year 2027 through reductions in its workforce. In order to achieve these cost savings, HPE estimates cash charges of approximately $350 million over the next two years, with approximately $250 million to be incurred in fiscal year 2025, and the remaining $100 million to be incurred in the fiscal year 2026.

About Hewlett Packard Enterprise
Hewlett Packard Enterprise (NYSE: HPE) is a global technology leader focused on developing intelligent solutions that allow customers to capture, analyze, and act upon data seamlessly. The company innovates across networking, hybrid cloud, and AI to help customers develop new business models, engage in new ways, and increase operational performance. For more information, visit: www.hpe.com.

Media Contact:
Laura Keller
Laura.Keller@hpe.com
Investor Contact:
Paul Glaser
investor.relations@hpe.com

Use of non-GAAP financial information and key performance metrics

To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a generally accepted accounting principles (“GAAP”) basis, Hewlett Packard Enterprise provides financial measures, including revenue on a constant currency basis (including at the business segment level), non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin (non-GAAP earnings from operations as a percentage of net revenue), non-GAAP income tax rate, non-GAAP net earnings attributable to HPE and non-GAAP net earnings attributable to common stockholders, non-GAAP diluted net earnings per share attributable to common stockholders, and free cash flow (“FCF”). Hewlett Packard Enterprise also provides forecasts of revenue growth on a constant currency basis, non-GAAP diluted net earnings per share, non-GAAP operating profit growth, and FCF. Reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measures for this quarter and prior periods are included in the tables below or elsewhere in the materials accompanying this news release. In addition an explanation of the ways in which Hewlett Packard Enterprise’s management uses these non-GAAP measures to evaluate its business, the substance behind Hewlett Packard Enterprise’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Hewlett Packard Enterprise’s management compensates for those limitations, and the substantive reasons why Hewlett Packard Enterprise’s management believes that these non-GAAP measures provide supplemental useful information to investors is included further below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, gross profit, gross profit margin, operating profit (earnings from operations), operating profit margin (earnings from operations as a percentage of net revenue), net earnings, diluted net earnings per share, and cash flow from operations prepared in accordance with GAAP.
In addition to the supplemental non-GAAP financial information, Hewlett Packard Enterprise also presents annualized revenue run-rate (“ARR”) as performance metric. ARR is a financial metric used to assess the growth of the Consumption Services offerings. ARR represents the annualized revenue of all net HPE GreenLake cloud services revenue, related financial services revenue (which includes rental income for operating leases and interest income from finance leases), and software-as-a-service (“SaaS”), software consumption revenue, and other as-a-service offerings, recognized during a quarter and multiplied by four. ARR should be viewed independently of net revenue and deferred revenue and are not intended to be combined with any of these items.

Forward-looking statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties, and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise and its consolidated subsidiaries (“Hewlett Packard Enterprise”) may differ materially from those expressed or implied by such forward-looking statements and assumptions. The words “believe”, “expect”, “anticipate”, "guide", “optimistic”, “intend”, “aim”, “will”, "estimates", “may”, “could”, “should” and similar expressions are intended to identify such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections, estimations, or expectations of addressable markets and their sizes, revenue (including annualized revenue run rate), margins, expenses (including stock-based compensation expenses), investments, effective tax rates, interest rates, the impact of tax law changes and related guidance and regulations, net earnings, net earnings per share, cash flows, liquidity and capital resources, inventory, order backlog, share repurchases, currency exchange rates, repayments of debts (including our asset-backed debt securities), or other financial items; recent amendments to accounting guidance and any related potential impacts on our financial reporting therefrom; any projections or estimations of orders, including as-a-service orders; any projections of the amount, timing, or impact of cost savings or restructuring charges; any statements of the plans, strategies, and objectives of management for future operations, as well as the execution and consummation of cost reduction programs, corporate transactions or contemplated acquisitions (including our proposed acquisition of Juniper Networks, Inc.) and dispositions (including disposition of shares of H3C Technologies Co., Limited and the receipt of proceeds therefrom), research and development expenditures, and any resulting benefit, cost savings, charges, or revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to our products or services; any statements concerning technological and market trends, the pace of technological innovation, and adoption of new technologies, including artificial intelligence-related and other products and services offered by Hewlett Packard Enterprise; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on Hewlett Packard Enterprise and our financial performance and our actions to mitigate such impacts to our business; any statements regarding future regulatory trends and the resulting legal and reputational exposure, including but not limited to those relating to environmental, social, and governance, cybersecurity, data privacy, and artificial intelligence issues, among others; any statements regarding pending investigations, claims, or disputes, including but not limited to the litigation enjoining the closing of the proposed acquisition of Juniper Networks, Inc.; any statements of expectation or belief, including those relating to future guidance and the financial performance of Hewlett Packard Enterprise; and any statements of assumptions underlying any of the foregoing.

Risks, uncertainties, and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise’s businesses; the competitive pressures faced by Hewlett Packard Enterprise’s businesses; risks associated with executing Hewlett Packard Enterprise’s strategy; the impact of macroeconomic and geopolitical trends and events, including but not limited to heightened global trade restrictions, the use and development of artificial intelligence, the inflationary environment (though easing), the ongoing conflicts between Russia and Ukraine and in the Middle East, and the relationship between China and the U.S.; the need to effectively manage third-party suppliers and distribute Hewlett Packard Enterprise’s products and services; the protection of Hewlett Packard Enterprise’s intellectual property assets, including intellectual property licensed from third parties and intellectual property shared with its former parent; risks associated with Hewlett Packard Enterprise’s international operations (including from public health crises, such as pandemics or epidemics, and geopolitical events, such as those mentioned above); the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution of Hewlett Packard Enterprise's transformation and mix shift of its portfolio of offerings, the execution and performance of contracts by Hewlett Packard Enterprise and its suppliers, customers, clients, and partners, including any impact thereon resulting from macroeconomic or geopolitical events such as those mentioned above; the prospect of a shutdown of the U.S. federal government or dramatic shifts in public sector staffing and resources; the hiring and retention of key employees; the execution, consummation, integration, and other risks associated with business combination, disposition, and investment transactions, including but not limited to the risks associated with the disposition of shares of H3C Technologies Co., Limited and the receipt of proceeds therefrom and completion of our proposed acquisition of Juniper Networks, Inc. and our ability to integrate and implement our plans, forecasts, and other expectations with respect to the consolidated business; the execution, timing, and results of any cost reduction programs, including estimates and assumptions related to the costs and anticipated benefits of implementing such plans; the impact of changes to privacy, cybersecurity, environmental, global trade, and other governmental regulations; changes in our product, lease, intellectual property, or real estate portfolio; the payment or non-payment of a dividend for any period; the efficacy of using non-GAAP, rather than GAAP, financial measures in business projections and planning; the judgments required in connection with determining revenue recognition; impact of company policies and related compliance; utility of segment realignments; allowances for recovery of receivables and warranty obligations; provisions for, and resolution of pending investigations, claims, and disputes, including but not limited to the litigation enjoining the closing of the proposed acquisition of Juniper Networks, Inc.; the impacts of legal and regulatory changes; and other risks that are described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and in other filings made by Hewlett Packard Enterprise from time to time with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this press release, including tax-related items, reflects estimates based on information available at this time. While Hewlett Packard Enterprise believes these estimates to be reasonable, these amounts could differ materially from reported amounts in the filings made by Hewlett Packard Enterprise from time to time with the Securities and Exchange Commission. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements, except as required by applicable law.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Earnings (Unaudited)

	For the three months ended
	January 31, 2025	October 31, 2024	January 31, 2024
	In millions, except per share amounts
Net revenue	$7,854	$8,458	$6,755
Costs and Expenses:
Cost of sales (exclusive of amortization shown separately below)	5,559	5,852	4,298
Research and development	475	527	582
Selling, general and administrative	1,268	1,211	1,216
Amortization of intangible assets	38	69	71
Transformation costs	15	26	20
Acquisition, disposition and other charges	66	80	43
Total costs and expenses	7,421	7,765	6,230
Earnings from operations	433	693	525
Interest and other, net(1)	39	5	(88)
Gain on sale of a business	244	—	—
Gain on sale of equity interest	—	733	—
Earnings (loss) from equity interests	17	(14)	46
Earnings before provision for taxes	733	1,417	483
Provision for taxes	(106)	(51)	(96)
Net earnings attributable to HPE	627	1,366	387
Preferred stock dividends	(29)	(25)	—
Net earnings attributable to common stockholders	$598	$1,341	$387
Net Earnings Per Share Attributable to Common Stockholders:
Basic	$0.45	$1.02	$0.30
Diluted	0.44	0.99	0.29
Cash dividends declared per share	0.13	0.13	0.13
Cash dividends accrued per preferred share	$0.95	$0.83	$—
Weighted-average Shares Used to Compute Net Earnings Per Share:
Basic	1,316	1,312	1,301
Diluted	1,409	1,375	1,316

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP measures (Unaudited)

	For the three months ended
	January 31, 2025	October 31, 2024	January 31, 2024
	Dollars in millions
GAAP net revenue	$7,854	$8,458	$6,755
GAAP cost of sales	5,559	5,852	4,298
GAAP gross profit	2,295	2,606	2,457
Non-GAAP Adjustments
Stock-based compensation expense	17	10	16
Acquisition, disposition and other charges	(3)	(4)	(25)
H3C divestiture related severance costs	1	—	—
Non-GAAP gross profit	$2,310	$2,612	$2,448

GAAP gross profit margin	29.2%	30.8%	36.4%
Non-GAAP adjustments	0.2%	0.1%	(0.2)%
Non-GAAP gross profit margin	29.4%	30.9%	36.2%

	For the three months ended
	January 31, 2025	October 31, 2024	January 31, 2024
	Dollars in millions
GAAP earnings from operations	$433	$693	$525
Non-GAAP Adjustments
Amortization of intangible assets	38	69	71
Transformation costs	15	26	20
Stock-based compensation expense	154	89	141
H3C divestiture related severance costs	77	—	—
Acquisition, disposition and other charges	63	61	18
Non-GAAP earnings from operations	$780	$938	$775

GAAP operating profit margin	5.5%	8.2%	7.8%
Non-GAAP adjustments	4.4%	2.9%	3.7%
Non-GAAP operating profit margin	9.9%	11.1%	11.5%

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP measures (Unaudited)
	For the three months ended
	January 31, 2025	Diluted net earnings per share	October 31, 2024	Diluted net earnings per share	January 31, 2024	Diluted net earnings per share
	Dollars in millions, except per share amounts
GAAP net earnings attributable to HPE	$627	$0.44	$1,366	$0.99	$387	$0.29
Non-GAAP Adjustments:
Amortization of intangible assets	38	0.03	69	0.05	71	0.05
Transformation costs	15	0.01	26	0.02	20	0.02
Stock-based compensation expense	154	0.11	89	0.06	141	0.11
Gain on sale of a business	(244)	(0.17)	—	—	—	—
H3C divestiture related severance costs	77	0.05	—	—	—	—
Acquisition, disposition and other charges	63	0.04	61	0.04	18	0.01
Gain on sale of equity interest	—	—	(733)	(0.53)	—	—
Adjustments for equity interests	—	—	25	0.02	(46)	(0.03)
(Gain) loss on equity investments, net	(2)	—	(34)	(0.02)	61	0.05
Adjustments for taxes	(15)	—	(89)	(0.06)	(16)	(0.02)
Other adjustments(2)	(29)	(0.02)	15	0.01	2	—
Non-GAAP net earnings attributable to HPE(3)	684	$0.49	795	$0.58	638	$0.48
Preferred stock dividends	(29)		(25)		—
Non-GAAP net earnings attributable to common stockholders	$655		$770		$638

	For the three months ended
	January 31, 2025	October 31, 2024	January 31, 2024
	In millions
Net cash (used in) provided by operating activities	$(390)	$2,030	$64
Investment in property, plant and equipment and software assets	(528)	(608)	(656)
Proceeds from sale of property, plant and equipment	84	90	96
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(43)	(12)	14
Free cash flow	$(877)	$1,500	$(482)

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Balance Sheets
	As of
	January 31, 2025	October 31, 2024
	(Unaudited)	(Audited)
	In millions, except par value
ASSETS
Current Assets:
Cash and cash equivalents	$13,431	$14,846
Accounts receivable, net of allowances	3,450	3,550
Financing receivables, net of allowances	3,771	3,870
Inventory	8,577	7,810
Assets held for sale	—	1
Other current assets	3,783	3,380
Total current assets	33,012	33,457
Property, plant and equipment, net	5,412	5,664
Long-term financing receivables and other assets	12,369	12,616
Investments in equity interests	940	929
Goodwill and intangible assets	18,594	18,596
Total assets	$70,327	$71,262
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and short-term borrowings	$4,605	$4,742
Accounts payable	10,747	11,064
Employee compensation and benefits	898	1,356
Taxes on earnings	314	284
Deferred revenue	3,905	3,904
Accrued restructuring	46	61
Liabilities held for sale	—	32
Other accrued liabilities	4,389	4,530
Total current liabilities	24,904	25,973
Long-term debt	13,272	13,504
Other non-current liabilities	6,869	6,905
Commitments and Contingencies
Stockholders’ Equity
HPE stockholders' Equity:
7.625% Series C mandatory convertible preferred stock, $0.01 par value (30 shares issued and outstanding as of January 31, 2025 and October 31, 2024, respectively)	—	—
Common stock, $0.01 par value (9,600 shares authorized; 1,313 and 1,297 shares issued and outstanding as of January 31, 2025 and October 31, 2024, respectively)	13	13
Additional paid-in capital	29,780	29,848
Accumulated deficit	(1,642)	(2,068)
Accumulated other comprehensive loss	(2,927)	(2,977)
Total HPE stockholders’ equity	25,224	24,816
Non-controlling interests	58	64
Total stockholders’ equity	25,282	24,880
Total liabilities and stockholders’ equity	$70,327	$71,262

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (Unaudited)
	For the three months ended
	January 31, 2025	January 31, 2024
	In millions
Cash Flows from Operating Activities:
Net earnings attributable to HPE	$627	$387
Adjustments to Reconcile Net Earnings Attributable to HPE to Net Cash (Used in) Provided by Operating Activities:
Depreciation and amortization	599	657
Stock-based compensation expense	154	141
Provision for inventory and credit losses	67	32
Restructuring charges	—	7
Deferred taxes on earnings	(2)	(22)
Earnings from equity interests	(17)	(46)
Gain on sale of a business	(244)	—
H3C divestiture related severance costs	77	—
Other, net	60	72
Changes in Operating Assets and Liabilities, Net of Acquisitions:
Accounts receivable	91	(310)
Financing receivables	317	(190)
Inventory	(811)	(1,461)
Accounts payable	(264)	1,041
Taxes on earnings	49	67
Restructuring	(16)	(78)
Other assets and liabilities	(1,077)	(233)
Net cash (used in) provided by operating activities	(390)	64
Cash Flows from Investing Activities:
Investment in property, plant and equipment and software assets	(528)	(656)
Proceeds from sale of property, plant and equipment	84	96
Purchases of investments	—	(16)
Proceeds from maturities and sales of investments	1	4
Financial collateral posted	—	(439)
Financial collateral received	210	271
Proceeds from divestiture	210	—
Net cash used in investing activities	(23)	(740)
Cash Flows from Financing Activities:
Short-term borrowings with original maturities less than 90 days, net	9	(17)
Proceeds from debt, net of issuance costs	105	859
Payment of debt	(486)	(515)
Net payments related to stock-based award activities	(169)	(94)
Repurchase of common stock	(52)	(3)
Cash dividends paid to non-controlling interests, net of contributions	(8)	(8)
Cash dividends paid to preferred stockholders	(25)	—
Cash dividends paid to common stockholders	(171)	(169)
Net cash (used in) provided by financing activities	(797)	53
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(43)	14
Change in cash, cash equivalents and restricted cash	(1,253)	(609)
Cash, cash equivalents and restricted cash at beginning of period	15,105	4,581
Cash, cash equivalents and restricted cash at end of period	$13,852	$3,972

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Information (Unaudited)

	For the three months ended
	January 31, 2025	October 31, 2024	January 31, 2024
	In millions
Net Revenue:
Server(4)	$4,290	$4,681	$3,327
Hybrid Cloud(4)	1,405	1,607	1,273
Intelligent Edge	1,146	1,124	1,201
Financial Services	873	893	873
Corporate Investments and other	197	262	238
Total segment net revenue	7,911	8,567	6,912
Elimination of intersegment net revenue	(57)	(109)	(157)
Total consolidated net revenue	$7,854	$8,458	$6,755

Earnings Before Taxes:
Server(4)	$348	$541	$379
Hybrid Cloud(4)	99	126	51
Intelligent Edge	314	274	353
Financial Services	82	82	74
Corporate Investments and other	(2)	(2)	(10)
Total segment earnings from operations	841	1,021	847

Unallocated corporate costs and eliminations	(61)	(83)	(72)
Stock-based compensation expense	(154)	(89)	(141)
Amortization of intangible assets	(38)	(69)	(71)
Transformation costs	(15)	(26)	(20)
Gain on sale of a business	244	—	—
H3C divestiture related severance costs	(77)	—	—
Acquisition, disposition and other charges	(63)	(61)	(18)
Interest and other, net(1)	39	5	(88)
Gain on sale of equity interest	—	733	—
Earnings (loss) from equity interests	17	(14)	46
Total pretax earnings	$733	$1,417	$483

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Information (Unaudited)

	For the three months ended			Change (%)
	January 31, 2025	October 31, 2024	January 31, 2024	Q/Q	Y/Y
	Dollars in millions
Net Revenue:
Server(4)	$4,290	$4,681	$3,327	(8%)	29%
Hybrid Cloud(4)	1,405	1,607	1,273	(13)	10
Intelligent Edge	1,146	1,124	1,201	2	(5)
Financial Services	873	893	873	(2)	—
Corporate Investments and other	197	262	238	(25)	(17)
Total segment net revenue	7,911	8,567	6,912	(8)	15
Elimination of intersegment net revenue	(57)	(109)	(157)	(48)	(64)
Total consolidated net revenue	$7,854	$8,458	$6,755	(7%)	16%

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Operating Margin Summary Data (Unaudited)

	For the three months ended			Change in operating profit margin (pts)
	January 31, 2025	October 31, 2024	January 31, 2024	Q/Q	Y/Y
Segment Operating Profit Margin:
Server(4)	8.1%	11.6%	11.4%	(3.5)	(3.3)
Hybrid Cloud(4)	7.0%	7.8%	4.0%	(0.8)	3.0
Intelligent Edge	27.4%	24.4%	29.4%	3.0	(2.0)
Financial Services	9.4%	9.2%	8.5%	0.2	0.9
Corporate Investments and other	(1.0%)	(0.8%)	(4.2%)	(0.2)	3.2
Total segment operating profit margin	10.6%	11.9%	12.3%	(1.3)	(1.7)

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Calculation of Diluted Net Earnings Per Share (Unaudited)

	For the three months ended
	January 31, 2025	October 31, 2024	January 31, 2024
	In millions, except per share amounts
Numerator:
GAAP net earnings attributable to common stockholders - Basic	$598	$1,341	$387
Plus: 7.625% Series C mandatory convertible preferred stock dividends	29	25	—
GAAP net earnings attributable to HPE - Diluted	$627	$1,366	$387

Non-GAAP net earnings attributable to common stockholders - Basic	$655	$770	$638
Plus: 7.625% Series C mandatory convertible preferred stock dividends	29	25	—
Non-GAAP net earnings attributable to HPE - Diluted	$684	$795	$638

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,316	1,312	1,301
Dilutive effect of employee stock plans	17	22	15
Dilutive effect of 7.625% Series C mandatory convertible preferred stock	76	41	—
Weighted-average shares used to compute diluted net earnings per share	1,409	1,375	1,316

GAAP Net Earnings Per Share
Basic	$0.45	$1.02	$0.30
Diluted(3)	$0.44	$0.99	$0.29

Non-GAAP Net Earnings Per Share
Basic	$0.50	$0.59	$0.49
Diluted(3)	$0.49	$0.58	$0.48

(1)    Interest and other, net includes tax indemnification and other adjustments, non-service net periodic benefit credit, and interest and other, net.
(2)    Other adjustments includes non-service net periodic benefit credit and tax indemnification and other adjustments.
(3)    For purposes of calculating diluted net EPS, the preferred stock dividends are added back to the net earnings attributable to common stockholders and the diluted weighted average share calculation assumes the preferred stock was converted at issuance or as of the beginning of the reporting period.
(4)    Effective at the beginning of the first quarter of fiscal 2025, in order to align its segment financial reporting more closely with its current business structure, HPE implemented an organizational change with the transfer of certain managed services, previously reported within the Server reportable segment, to the Hybrid Cloud reportable segment.

Use of non-GAAP financial measures
To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a GAAP basis, Hewlett Packard Enterprise provides non-GAAP financial measures including revenue on a constant currency basis (including at the business segment level), non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin (non-GAAP earnings from operations as a percentage of net revenue), non-GAAP income tax rate, non-GAAP net earnings attributable to HPE, non-GAAP net earnings attributable to common stockholders, non-GAAP diluted net earnings per share attributable to common stockholders, and FCF. Hewlett Packard Enterprise also provides forecasts of revenue growth on a constant currency basis, non-GAAP diluted net earnings per share, non-GAAP operating profit growth, and FCF.
These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States. The GAAP measure most directly comparable to net revenue on a constant currency basis is net revenue. The GAAP measure most directly comparable to non-GAAP gross profit is gross profit. The GAAP measure most directly comparable to non-GAAP gross profit margin is gross profit margin. The GAAP measure most directly comparable to non-GAAP operating profit (non-GAAP earnings from operations) is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating profit margin (non-GAAP earnings from operations as a percentage of net revenue) is operating profit margin (earnings from operations as a percentage of net revenue). The GAAP measure most directly comparable to non-GAAP income tax rate is income tax rate. The GAAP measure most directly comparable to non-GAAP net earnings attributable to HPE and non-GAAP net earnings attributable to common stockholders is net earnings. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share attributable to common stockholders is diluted net earnings per share attributable to common stockholders. The GAAP measure most directly comparable to FCF is cash flow from operations. Reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measures for this quarter and prior periods are included in the tables above or elsewhere in the materials accompanying this news release.
Usefulness of non-GAAP financial measures to investors
Hewlett Packard Enterprise believes that providing the non-GAAP financial measures stated above, in addition to the related GAAP measures provides investors with greater transparency to the information used by Hewlett Packard Enterprise’s management in its financial and operational decision making and allows investors to see Hewlett Packard Enterprise’s results “through the eyes” of management. Hewlett Packard Enterprise further believes that providing this information provides Hewlett Packard Enterprise’s investors with a supplemental view to understand the Company’s historical and prospective operating performance and to evaluate the efficacy of the methodology and information used by Hewlett Packard Enterprise’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates the comparisons of Hewlett Packard Enterprise’s operating performance with the performance of other companies in the same industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.
Economic substance of and material limitations associated with non-GAAP financial measures used by Hewlett Packard Enterprise
Net revenue on a constant currency basis assumes no change to the foreign exchange rate utilized in the comparable prior-year period. This measure assists investors with evaluating the Company’s past and future performance, without the impact of foreign exchange rates, as more than half of our revenue is generated outside of the U.S. Non-GAAP gross profit and non-GAAP gross profit margin are defined to exclude charges related to the stock-based compensation expense, acquisition, disposition and other charges, and H3C divestiture related severance costs. Non-GAAP operating profit (non-GAAP earnings from operations) and non-GAAP operating profit margin (non-GAAP earnings from operations as a percentage of net revenue) consist of earnings from operations or earnings from operations as a percentage of net revenue excluding the items mentioned above and charges relating to the amortization of intangible assets, and transformation costs. Non-GAAP net earnings net earnings attributable to HPE and non-GAAP net earnings attributable to common stockholders and non-GAAP diluted net earnings per share attributable to common stockholders consist of net earnings or diluted net earnings per share excluding the charges previously stated, as well as gain on sale of a business, adjustments for equity interests, gain on sale of equity interest, gain or loss on equity investments, other adjustments, and adjustments for taxes. Non-GAAP net earnings attributable to HPE and non-GAAP diluted net earnings per share attributable to common stockholders includes preferred stock dividends added back to non-GAAP net earnings attributable to HPE. The Adjustments for taxes line item includes certain income tax valuation allowances and separation taxes, the impact of tax reform, structural rate adjustment, excess tax benefit from stock-based compensation, and adjustments for additional taxes or tax benefits associated with each non-GAAP item.
Hewlett Packard Enterprise believes that excluding the items mentioned above from the non-GAAP financial measures provides a supplemental view to management and investors of its consolidated financial performance and presents the financial results of the business without costs that Hewlett Packard Enterprise’s management does not believe to be reflective of ongoing operating results. Exclusion of these items can have a material impact on the equivalent GAAP measure and cash flows thus limiting their use as analytical tools. These limitations are discussed below or elsewhere in the materials accompanying this news release. More specifically, Hewlett Packard Enterprise’s management excludes each of those items mentioned above for the following reasons:
•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to employees, HPE excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses, and the Company’s internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding stock-based compensation expense.
•HPE incurred costs related to its acquisition, disposition and other charges. Charges include expenses associated with acquisitions, disposal activities, and disaster (recovery) charges. HPE excludes these costs because the Company’s management considers these charges to be discrete events and does not believe they are reflective of normal continuing business operations. For the three months ended January 31, 2025, acquisition charges were driven by costs associated with the proposed acquisition of Juniper Networks and miscellaneous disposition related charges. For the three months ended October 31, 2024, these charges were driven by costs associated with the proposed acquisition of Juniper Networks and the acquisition of Morpheus Data, in addition to prior acquisitions of Axis, Athonet and OpsRamp. For the three months ended January 31, 2024, acquisition charges were driven by acquisitions of Juniper Networks, in addition to prior acquisitions of Axis and Athonet.
•HPE incurred H3C divestiture related severance costs in connection with the disposition of total issued share capital of H3C. On September 4, 2024, HPE divested 30% of the total issued share capital of H3C and received proceeds of $2.1 billion of pre-tax consideration ($2.0 billion post-tax). The divestiture will result in decreased future investment earnings and cash dividend inflows resulting in a decision to implement offsetting cost savings measures. These measures include severance for certain of the Company’s employees. The non-GAAP adjustment represents our costs to execute these related exit actions to offset the loss in equity earnings and related cash flows. HPE expects future annualized cost savings of approximately $120 million following the completion of these actions.
•HPE incurs charges relating to the amortization of intangible assets and excludes these charges for purposes of calculating these non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of the Company’s acquisitions. HPE excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses and the Company’s internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect HPE’s cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.
•Transformation costs represent net costs related to the (i) HPE Next Plan and (ii) Cost Optimization and Prioritization Plan and include restructuring charges, program design and execution costs, costs incurred to transform the Company’s IT infrastructure, net gains from the sale of real estate and any impairment charges on real estate identified as part of the initiatives. HPE excludes these costs as they are discrete costs related to two specific transformation programs that were announced in 2017 and 2020, respectively, as multi-year programs necessary to transform the business and IT infrastructure following material divestiture transactions in 2017 and in response to COVID-19 and an evolving product portfolio in fiscal 2020. The primary elements of the HPE Next and the Cost Optimization and Prioritization Plan have been substantially completed by October 31, 2024. The exclusion of the transformation program costs from the non-GAAP financial measures as stated above, is to provide a supplemental measure of the Company’s operating results that do not include material HPE Next Plan and Cost Optimization and Prioritization Plan costs as the Company’s management does not believe such costs to be reflective of its ongoing operating cost structure. Further as the transformation costs for these plans have materially fluctuated since 2017, have been materially declining since 2021, the Company’s management believes non-GAAP measures excluding these costs are useful to management and investors for comparing operating performance across multiple periods.
•Gain on sale of a business represents the gain associated with certain disposal activities. On December 1, 2024, HPE completed the disposition of the Company’s Communication Technology Group which resulted in a gain of $244 million. The Company’s management considers this divestiture to be a discrete event and believes eliminating this adjustment for the purposes of calculating non-GAAP measures facilitates the evaluation of its current operating performance.
•During the six months ended April 30, 2024, HPE stopped reporting H3C earnings in the Company’s non-GAAP results due to the planned divestiture of the H3C investment. Per the terms of the original Put Share Purchase Agreement described in Note 19 “Equity Interests” to the Consolidated Financial Statements in Item 8 of Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024, the Company was not anticipating receiving dividends from this investment prospectively. However, on May 24, 2024, HPE entered into an Amended and

Restated Put Share Purchase Agreement and an Agreement on Subsequent Arrangements, both with UNIS, revised the arrangements governing the aforementioned sale as previously set forth in the original Put Share Purchase Agreement. For the three months ended July 31, 2024, the adjustment to earnings from equity interests represented the Company’s expectation at such time to divest 30% of the total issued share capital of H3C in fiscal 2024. On September 4, 2024, HPE divested 30% of the total issued share capital of H3C which resulted in a gain of $733 million and is included in the three months ended October 31, 2024 adjustment Gain on sale of equity interest. HPE continues to possess the option to sell the remaining 19% of the total issued share capital of H3C at a later date. For the three months ended October 31, 2024, the adjustment for equity interests incorporates the completed divestment of 30% of the total issued share capital of H3C. The Company’s management believes that eliminating these amounts for purposes of calculating non-GAAP financial measures facilitates the evaluation of the Company’s current operating performance.
•HPE excludes gains and losses (including impairments) on its non-marketable equity investments because the Company does not believe they are reflective of normal continuing business operations. These adjustments are reflected in Interest and other, net in the Condensed Consolidated Statements of Earnings. The Company believes eliminating these adjustments for the purposes of calculating non-GAAP measures facilitates the evaluation of its current operating performance.
•Hewlett Packard Enterprise utilizes a structural long-term projected non-GAAP income tax rate in order to provide consistency across the interim reporting periods and to eliminate the effects of items not directly related to the Company’s operating structure that can vary in size and frequency. When projecting this long-term rate, HPE evaluated a three-year financial projection. The projected rate assumes no incremental acquisitions in the three-year projection period and considers other factors including the Company’s expected tax structure, its tax positions in various jurisdictions and current impacts from key legislation implemented in major jurisdictions where HPE operates. For fiscal 2025, the Company will use a projected non-GAAP income tax rate of 15%, which reflects currently available information as well as other factors and assumptions. The non-GAAP income tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the Company’s geographic earnings mix including due to acquisition activity, or other changes to the Company’s strategy or business operations. HPE will re-evaluate its long-term rate as appropriate. For fiscal 2024, HPE had a non-GAAP tax rate of 15%. HPE believes that making these adjustments for purposes of calculating non-GAAP measures, facilitates a supplemental evaluation of the Company’s current operating performance and comparisons to past operating results.
•FCF is defined as cash flow from operations, less net capital expenditures (investments in property, plant & equipment (“PP&E”) and software assets less proceeds from the sale of PP&E), and adjusted for the effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash. FCF does not represent the total increase or decrease in cash for the period. Hewlett Packard Enterprise’s management and investors can use FCF for the purpose of determining the amount of cash available for investment in the Company’s businesses, repurchasing stock and other purposes as well as evaluating its historical and prospective liquidity.
Compensation for material limitations with use of non-GAAP financial measures
These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Hewlett Packard Enterprise’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are that they can have a material impact on the equivalent GAAP earnings measures and cash flows, they may be calculated differently by other companies (limiting the usefulness of those measures for comparative purposes) and may not reflect the full economic effect of the loss in value of certain assets. Hewlett Packard Enterprise compensates for these limitations on the use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Hewlett Packard Enterprise also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP financial measure for this quarter and prior periods within this news release and in other written materials that include these non-GAAP financial measures, and Hewlett Packard Enterprise encourages investors to review those reconciliations carefully.